EXHIBIT 10.1

AGREEMENT AND GENERAL RELEASE

     THIS AGREEMENT AND GENERAL RELEASE between and among ___, residing at ___on behalf of himself individually and his heirs, executors, administrators, successors and assigns (together “___”), Ladenburg Capital Management Inc., formerly known as GBI Capital Partners Inc., its present and former officers and directors, predecessors, successors, assigns, representatives, employees and agents, present and former parents, present and former direct and indirect owners, affiliates and subsidiaries, and as to each of the foregoing their present and former officers, directors, successors, assigns, representatives, employees and agents, including without limitation ___(together, “LCM”), Ladenburg Thalmann & Co. Inc. (“LT”) and Ladenburg Thalmann Financial Services, Inc. (“Ladenburg Thalmann Financial”) is entered into on June ___, 2004. ___, LCM, LT and Ladenburg Thalmann Financial are collectively referred to as the “Parties.”

     WHEREAS, ___commenced an arbitration case before the NASD, styled ___, NASD No. ___; and

     WHEREAS, LCM, LT and Ladenburg Thalmann Financial acknowledge that the claims that are the subject of this Agreement and General Release allege violation of state and federal securities laws and common law fraud, deceit and manipulation in connection with the purchase or sale of securities;

     WHEREAS, the Respondents have denied each of ___claims, and any liability therefor; and WHEREAS, the parties now wish to finally resolve and dispose of all claims that are or could have been asserted in the arbitration;

     NOW, THEREFORE, the Parties hereto, intending to be legally bound, hereby agree as follows:

          1. LCM shall pay or cause to be paid to ___the amount of $___ by wire to ___attorneys ________________ immediately following the full execution of this

Agreement and General Release. In addition, Ladenburg Thalmann Financial shall make additional payments to ___on LCM’s behalf in the aggregate amount of $___, which shall be made in four equal installments of $___; such installments to be paid by Ladenburg Thalmann Financial to ___attorneys _________________ on or before July 14, 2005; July 15, 2006; July 15, 2007; and July 15, 2008, and Ladenburg Thalmann Financial hereby stipulates that should it default on these payments, an arbitration award may be entered against it for the amount remaining unpaid. Ladenburg Thalmann Financial shall also deliver ___shares of Ladenburg Thalmann Financial stock to ___or his designee for his account or benefit, on LCM’s behalf, within 7 days after the later of: (i) the date this Agreement and General Release is fully executed; or (ii) the date upon which counsel for ___notifies Ladenburg Thalmann Financial of to whom the stock should be issued.

          2. ___, for and in consideration of the payments to him of the consideration stated in paragraph 1 above, releases and forever discharges LCM, LT and Ladenburg Thalmann Financial from all manner of actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, controversies, promises, damages, judgments, executions, claims, liabilities and demands whatsoever in law, admiralty, and/or equity, whether known or unknown, which ___, his heirs, executors, administrators, successors, or assigns ever had, now have or may have, against LCM, LT or Ladenburg Thalmann Financial for, upon or by reason of any matter, cause or thing whatsoever, whether known or unknown, from the beginning of the world to the date of this Agreement and General Release, including without limitation all matters referring or relating to his former LCM accounts (Accounts Nos. ___) or to any claims that were brought or might have been brought in the arbitration case brought before the NASD, styled ___, NASD No. ___(the “Claim”); except that any claim for a breach of this Agreement and General Release is not released and shall survive. This release shall be effective on the Release Effective Date, as defined in Paragraph 3 below.

          3. The Release Effective Date shall be the later of (1) the 91st day following the cash payment of $___pursuant to paragraph 1 above provided that neither Ladenburg Thalmann Financial, LT nor LCM is the subject of a bankruptcy filing prior to the 91st day; or (2) the date upon which the Registration Statement required pursuant to paragraph 7 below is declared effective by the Securities and Exchange Commission provided that neither Ladenburg Thalmann Financial, LT nor LCM is the subject of a bankruptcy filing before the Registration Statement is declared effective. In the event that either (i) Ladenburg Thalmann, LT or LCM is the subject of a bankruptcy filing within 90 days following the cash payment of $___pursuant to paragraph 1 above (a “Bankruptcy Filing”), or (ii) the Registration Statement is not declared effective by the Securities Exchange Commission within 150 days after this Agreement and General Release is fully executed, ___may elect to reopen the Claim provided that ___returns to LCM and Ladenburg Thalmann Financial the consideration paid to him pursuant to paragraph 1 above, in which case no claims shall be released and ___may pursue all his remedies against any and all respondents named in the Statement of Claim. In the event ___fails to return the consideration paid to him pursuant to paragraph 1 above within (i) 30 days after a Bankruptcy Filing or (ii) 180 days after this Agreement and General Release is fully executed in the event the Registration Statement has not been declared effective by the Securities and Exchange Commission within 150 days, ___shall have waived any right to reopen the Claim, and the Release Effective Date shall be the earlier of (y) the 31st day after a Bankruptcy Filing, or (z), in the event the Registration Statement has not been declared effective by the Securities and Exchange Commission, the 181st day after this Agreement and General Release is fully executed. Nothing contained herein, nor any waiver of any rights to reopen the Claim, shall operate to bar or diminish ___rights to seek payments or establish claims in bankruptcy proceedings that are deemed consistent with the terms of this agreement.

          4. ___shall execute a stipulation of dismissal in the form annexed hereto as Exhibit A at the same time as this Agreement and General Release. This stipulation of dismissal will be held in escrow by attorneys for LCM, _____________, and may be filed with the NASD on or after the Release Effective Date

          5. LCM and LT acknowledge that they have provided written statements reflecting their financial conditions to ___and that ___has reasonably relied on these statements in agreeing to this settlement.

          6. ___, and his attorneys, ____________________ and ______________, acknowledge that (i) they are acquiring the shares of stock in Ladenburg Thalmann Financial for their own account, for investment, and not with a view towards the distribution thereof, (ii) they have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment in the shares, (iii) they have received copies of Ladenburg Thalmann Financial’s reports and documents that it has filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, including Ladenburg Thalmann Financial’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and all reports issued by Ladenburg Thalmann Financial to its stockholders within the last 24 months, (iv) they have had both the opportunity to ask questions and receive answers from the officers and directors of Ladenburg Thalmann Financial and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent Ladenburg Thalmann Financial possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (iii) above, (v) the shares constitute “restricted securities,” as that term is defined in Rule 144 promulgated under the

Securities Act of 1933, as amended (“Securities Act”), (vi) the shares have not been registered under the Securities Act or any state securities laws and that they may not make any disposition of such shares unless they are so registered under the Securities Act or an applicable exemption is available from such registration requirements and (vii) they have carefully read this Agreement and have discussed its implications and requirements and other applicable restrictions upon the sale, transfer or other disposition of the shares, to the extent they have felt necessary, with their legal counsel and other advisors.

          7. Ladenburg Thalmann Financial agrees that it will file a registration statement (the “Registration Statement”) covering the Ladenburg Thalmann Financial stock to be delivered to ___or his designee for his account or benefit and his attorneys with the Securities and Exchange Commission within 30 days after this Agreement and General Release is fully executed, and will take all commercially reasonable steps to expedite the registration of the stock.

          8. The Parties agree that, for a period of 12 months from the date of this Agreement, they will not discuss or disclose nor authorize or suggest that their representatives, agents or attorneys, discuss or disclose, directly or indirectly, orally or in writing, voluntarily or in response to inquiry by any entity or person, the terms of the settlement stated herein; provided, however, that if any Party receives (i) a valid subpoena, or (ii) compulsory process from any court, law enforcement agency or regulatory body seeking any materials or information relating in any way to the Claim (the “Disclosing Party”), the Disclosing Party must give notice by telecopy, within 2 days after receiving such subpoena, to the other Parties hereto in order to enable any of them to object to such disclosure before it is made, and, if no such objection is made or the objection is overruled and disclosure is nevertheless required, the Disclosing Party may make the required disclosure, but not on a date before the deadline for such disclosure. This provision does not preclude any disclosures required to be made as a result of Ladenburg Thalmann Financial’s status as a public company, including, but not limited to, disclosures contained in filings made by Ladenburg Thalmann Financial to the Securities and Exchange Commission, or to the NASD’s Central Registration Depository on a Form U-4 or otherwise. This provision does not preclude ___from discussing or disclosing the settlement with his accountant, tax advisor, and/or attorneys. This provision should not be construed to preclude any Party from responding to any inquiry, or providing testimony, about the settlement or underlying facts and circumstances by, or before, any law enforcement, regulatory or self-regulatory organization, including, but not limited to, the Securities and Exchange Commission or the National Association of Securities Dealers.

          9. This Agreement and General Release may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          10. This Agreement and General Release constitutes the Parties’ entire agreement with regard to the subject matter contained herein. This Agreement and General Release may not be changed orally; it may be amended or modified only by a written instrument executed by all Parties.

          11. ___has been represented by the following attorneys in connection with the Claim and this Agreement and General Release: __________ of __________ and __________ of __________ . __________ enters into this Agreement and General Release voluntarily, knowingly, and after having discussed it with his attorneys.

     IN WITNESS WHEREOF, the Parties cause this Agreement and General Release to be signed and entered into on the date first set forth above.

STATE OF	) )	ss.:
COUNTY OF __________________	)

     On this ___day of ___2004, before me personally came ___, and known to me to be the individual described in and who executed the foregoing Agreement and General Release and duly acknowledged to me that he executed the same on his own behalf and with actual authority of the named trust.

Notary Public

LADENBURG CAPITAL MANAGEMENT INC.

LADENBURG THALMANN FINANCIAL SERVICES, INC.

AGREED TO PARAGRAPH 5:

AGREED TO PARAGRAPH 5:

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